UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2020

AUBURN NATIONAL BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26486	63-0885779
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Address of principal executive offices)

(334) 821-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AUBN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, the Boards of Directors (the “Board”) of Auburn National Bancorporation, Inc. (the “Company”) and AuburnBank (the “Bank”) appointed Ms. Laura Cooper to serve as director of the Company and the Bank. Ms. Cooper will initially serve on the Independent Directors Committee. Following the 2020 Annual Meeting, Ms. Cooper may be appointed to other committees.

There is no agreement or understanding between Ms. Cooper and any other person pursuant to which she was elected to the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Registrant. In accordance with Nasdaq guidelines, the Board has determined that Ms. Cooper is independent. Ms. Cooper is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor is she a party to or a participant in any material plan, contract or arrangement, or any grant or award thereunder, whether or not written, entered into or materially amended in connection with her appointment as a director.

Item 8.01 Other Events

On February 18, 2020, the Company issued a press release announcing Ms. Cooper’s appointment to the Boards of both the Company and the Bank, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ Robert W. Dumas
Robert W. Dumas
Chairman, President, and CEO

Date: February 18, 2020